Exhibit  99.2

Kevin Bentley
12908 Portifino St.
Fort Worth, Texas 76126

April 8, 2015

via hand-delivery

Randy Moseley
Chairman of the Board
UMED Holdings, Inc.
6628 Bryant Irvin Rd. Suite 250
Fort Worth, Texas 76132

Dear Chairman Moseley and Directors:

This letter is to inform you that I must resign as a member of the UMED Holdings, Inc. Board of Directors, effective immediately.

It has been my pleasure to serve on the board for the last 4 years. I wish the organization only the best for the future.

Sincerely,

/s/Kevin Bentley